UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2012

Apco Oil and Gas International Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

(539) 573-2164

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2012, Thomas Bueno, the President and Chief Operating Officer of Apco Oil and Gas International Inc. (“Apco” or the “Company”) resigned from his position as Chief Operating Officer effective January 1, 2013, and President effective June 30, 2013, in connection with his decision to retire in June. Mr. Bueno is expected to provide consulting services to the Company after he resigns as President.

Accordingly, on December 6, 2012, the Board appointed Michael Kyle, age 53, to serve as the Company’s Chief Operating Officer, effective January 1, 2013, until his successor is duly appointed. Mr. Kyle has served as the Company’s Vice President of Business Development since December 2007. Previously, he served as president and general manager of Occidental Petroleum Corporation’s Argentina business unit located in Buenos Aires, Argentina. He also held several international management positions with Vintage Petroleum, Inc. in Tulsa from 1996 to 2005.

Also on December 6, 2012, the Board appointed Rodney J. Sailor, age 53, to replace Landy L. Fullmer in his position as Chief Financial Officer of the Company, effective immediately, and Ben Holman, age 38, to replace Mr. Fullmer as the Chief Accounting Officer and Controller of the Company, also effective immediately, and each until a successor is duly appointed. Mr. Fullmer’s removal is without cause, and is not related to the Company’s financial statements or accounting practices.

Mr. Sailor has served as a director of Apco since 2006 and has served as the Treasurer and Deputy Chief Financial Officer of WPX Energy, Inc., the Company’s majority shareholder (“WPX”), since April 2011, and Chief Financial Officer of WPX since December 2011. Mr. Sailor previously served as Vice President and Treasurer of The Williams Companies, Inc. (“Williams”) since July 2005. He served as Assistant Treasurer of Williams from 2001 to 2005 and was responsible for capital restructuring and capital markets transactions, management of Williams’ liquidity position and oversight of Williams’ balance sheet restructuring program. From 1985 to 2001, Mr. Sailor served in various capacities for Williams. Mr. Sailor was a director of Williams Partners GP LLC, the general partner of Williams Partners, from October 2007 to February 2010.

Mr. Holman has served as the Director of International Accounting of WPX since October 2012. From May 2012 until October 2012 he served as the Controller of Primary Natural Resources. From February 2006 until December 2011 Mr. Holman served as Project Manager-International for the exploration and production unit of Williams and then in that same role for WPX from January 2012 until May 2012 after WPX’s spin-off from Williams, where he was responsible for international planning and financial reporting. From May 1998 until February 2006 Mr. Holman served in various capacities in the International Department of Vintage Petroleum.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO OIL AND GAS INTERNATIONAL INC.

Date: December 7, 2012	By:	/s/ Amy Flakne

	Name:	Amy Flakne